UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                     February 2, 2006
LANCER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Texas	0-13875	74-1591073
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

6655 Lancer Blvd., San Antonio, Texas	78219
(Address of Principal Executive Offices)	(Zip Code)
(210) 310-7000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Lancer Corporation (the “Company”) issued a press release on February 2, 2006, announcing the completion of the acquisition by an affiliate of the Hoshizaki Electric Co. Ltd. On October 18, 2005, Hoshizaki America, Inc. entered into a merger agreement with the Company to acquire the Company for a purchase price of approximately $215.0 million in cash to stockholders. Under the terms of the merger agreement, the Company’s stockholders are entitled to receive $22.00 per share in cash, without interest. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits
99.1	Press Release, dated February 2, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Lancer Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 2, 2006	LANCER CORPORATION

	By:	/s/ Christopher D. Hughes

Christopher D. Hughes, Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit
99.1	Press Release, dated February 2, 2006.